To the Shareholders of Novation Companies, Inc.:

I’m pleased to report on the completion of our first full year under our new brand, Novation Companies, Inc. As I reflect back on the year, we had many things go right for us and we also had some things that did not go as we hoped. Key highlights for 2012, and the first quarter 2013, include:

  In February 2013, we made the decision to close down Mango Moving, our internet-based third party logistics business. This was a difficult decision to make; however, we believe it was the right decision for shareholders. I will share more detail in my discussion of Mango below.

  StreetLinks, our real estate appraisal business, reported strong growth in revenue and customers while profit grew at a slower pace. This was due to increased spending on technology to complete development of a new product, which we call StreetLinks QX. We believe this was absolutely the right decision for the creation of long-term value. We expect QX to make a positive contribution to profits in 2013. The other impact on profitability was a brief period of tightened margins during the third quarter. We were largely able to correct the margin issue in the fourth quarter, as evidenced by stronger profits posted that quarter. Through the first quarter of 2013, margins held steady.

  Advent, our tax settlement products and prepaid card business, is in the midst of its primary revenue season, which is the income tax preparation season. As you may have read, the IRS had a very late start to the tax season which makes it difficult to predict how our season will end. We expect to report improved margins and a higher percentage of customers are choosing to receive their refund on our prepaid card. However, it does not appear that we will see growth over last year in the number of federal refunds processed. We are working to improve the long-term outlook for Advent.

  Toward the end of 2012, Advent signed a long-term marketing agreement with Western Union. We believe that this partnership will enable us to continue to grow the number of prepaid cards that we issue during the tax season as well as improve our ability to convert our tax time accounts to year-round customers. While it is early in this relationship, we are aggressively working towards these goals and are excited to be partnered with Western Union.

  In October of 2012 we acquired a cloud-based contact center technology company which we call CorvisaCloud. We believe this business has the ability to grow and are working hard to realize its full potential. It fits well with our expertise in technology and our extensive experience in operating contact centers.

Below, I expand in more detail on each of our businesses.

MANGO MOVING

At the end of February 2013, we made the decision to close down Mango Moving, an investment we made in October of 2011. After operating the business for slightly more than a year, we realized that the model was not going to work and that additional capital investment was not prudent.

Mango’s goal was to build a new model for the moving industry one that didn’t previously exist. Our strategy was to build a network of independent carriers and movers to fulfill on household good moves at a lower cost than the major van lines.

For this strategy to be successful, we needed four things:

1.	A large vendor base of high quality, properly insured independent movers;
2.	Sufficient interstate lead sources to enable us to scale the business;
3.	A strong sales and service team to sell and manage the moves; and
4.	Pricing that was competitive in the market, attractive to our vendor base, and allowed us to earn a profit.

While we were successful in achieving the first three of these needs, the model began to break down at number four. The strategy of competing with the van lines seemed to be working and if we were selling against a van line we typically had success. However, as we started to scale the business, we realized our primary competition was not from van lines but instead from independent movers, some of whom were part of our very own vendor group. This issue was further exacerbated by:

1.	The strict policies we enforced on our vendors to have the proper insurance including workers compensation, which increases their cost to operate when compared to some of the smaller movers in the market who choose to operate without such insurance. While homeowners should be wary of doing business with an improperly insured carrier, they often don’t bother to figure out if their mover has insurance; and

2.	Our primary lead source of lead aggregators tended to attract customers who were more focused on price than quality. Over time we may have been able to build a strong consumer brand but the cost to do so in the near future was prohibitive.

As painful as it was, we felt the right decision for shareholders was to close the business.

STREETLINKS LENDER SOLUTIONS

StreetLinks continued to grow with revenues increasing 48% and our customer base growing by close to 16% in 2012. Profits lagged behind increasing only 13% due to our increased technology spend and a temporary tightening in margins during part of the year.

We are optimistic our technology investment will pay off this year. We brought StreetLinks QX to market in December of 2012 and since then have seen a quick ramp up in sales having delivered more than 16,000 units in the first two months of 2013. This demonstrates the leverage we gain from launching a new product into a well-established and loyal customer network.

StreetLinks QX is a combination of an automated valuation model and automated rules engine that is designed to significantly improve a lenders underwriting accuracy and efficiency to ensure good quality appraisals. We believe it is a product that is greatly needed in the industry and one that may appeal to a broader customer base than our other products.

We are optimistic about 2013 for StreetLinks. The company has built a strong reputation of delivering high quality appraisals with great service and has a loyal, growing customer base. While a rising interest rate environment could create a headwind for the business, we are focused on continued growth of our customer base and continued growth of all three of our products - Lender Plus, Lender X and StreetLinks QX.

ADVENT FINANCIAL SERVICES

This tax season has been a strange one. If you follow the industry, you will know that the start of the season was delayed by the IRS. This has pushed back our ability to analyze how our season will end. On a positive note, we expect to report better margins than last year and issue more of our Get It Card prepaid debit cards. What remains uncertain is the total number of federal refund payments we will process. At this point we do not expect to exceed last year’s numbers.

In November of last year, we closed on a marketing agreement with Western Union. While the transaction closed so late in the year that we were not able to take full advantage of its potential benefits during this tax season, we are working hard to fully capitalize on the relationship for next season. Our hope is that it will help us increase the number of cards issued during the tax season, as well as increase the number of customers that convert to year-round users. There is still a lot to be done in order to prove whether or not this will work, but we are excited about our partnership and focused on using it to benefit both Advent and the customers that we serve.

We are working this offseason to better position the company for long-term success in the tax industry.

CORVISACLOUD

Our latest acquisition has the potential to be one of our most exciting yet. CorvisaCloud has developed what we believe to be an industry best cloud-based contact center technology platform. The core competencies required to successfully grow this business fit well with our core competencies as an organization excellence in technology, a deep understanding of contact center operations and a strong sales culture to bring the product to market. If you are familiar with the technology landscape today you know that cloud-based solutions hold great promise for the future. Based on initial research in the market and discussions with prospects and industry experts, we believe that the CorvisaCloud platform and mission are ideally poised to address the increasing customer service needs and expectations of both large and small businesses. Our goal this year is to continue the development of the platform,adding many industry-leading features while quickly ramping up sales and marketing efforts. While it is still very early in the launch of the product, we are seeing significant interest in our initial sales efforts. I look forward to reporting on our results later in the year.

BUILDING FOR THE LONG TERM

Our focus for 2013 is to continue the growth of StreetLinks, work to position Advent for better results in the future, and support the growth of CorvisaCloud. Our primary focus for the year will be on improving the operating results of each of our current businesses.

As always, we want to thank our dedicated employees for their hard work throughout the year and our loyal shareholders for their continued support of our efforts.

W. Lance Anderson

Chairman of the Board and Chief Executive Officer